Exhibit 99(a)

News Release

5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311  Fax:  (518) 381-3668

Subsidiary: Trustco Bank	NASDAQ -- TRST

Contact:	Kevin T. Timmons
Vice President/Treasurer
(518) 381-3607

FOR IMMEDIATE RELEASE:

TrustCo Announces Third Quarter Net Income of $9.0 Million

Glenville, New York – October 21, 2008

TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) is pleased to announce net income for the third quarter of 2008 of $9.0 million, equal to diluted earnings per share of $0.119, as compared to net income of $8.5 million and diluted earnings per share of $0.112 for the second quarter of 2008.  Earnings were $10.6 million or $0.141 per share for the third quarter of 2007.  Return on average equity and return on average assets were 15.41% and 1.05%, respectively, for the third quarter of 2008, compared to 14.72% and 0.99% for the second quarter of 2008 and to 18.45% and 1.26% for the third quarter of 2007.

For the first nine months of 2008 net income was $26.9 million and resulted in diluted earnings per share of $0.356, as compared to the first nine months of 2007 that resulted in net income of $31.1 million and diluted earnings per share of $0.413.  Return on average assets and return on average equity was 1.05% and 15.53%, respectively, for the first nine months of 2008 and 1.27% and 18.07% for the comparable period in 2007.

Making the earnings announcement was Robert J. McCormick, President and Chief Executive Officer.  Mr. McCormick noted, “The financial markets crisis continues to cause repercussions around the world, with many banks and financial services firms reporting large losses, being forced into mergers and in some cases, going out of business.  TrustCo has long focused on maintaining a highly conservative balance sheet, particularly in terms of liquidity and asset quality, and has never been involved in direct subprime lending, which has been one of the biggest causes of these widely reported industry problems.  One measure of liquidity is the loan-to-deposit ratio, where TrustCo’s ratio of 65% compares to 101% for the peer group.  The difference represents a large safety net when times are tough, but also an opportunity that will allow our Company to conduct business in a way that other institutions with less liquidity will not be able to.  TrustCo’s long-term focus on traditional lending criteria has helped it maintain strong asset quality.  Although maintaining our conservative stance may have slightly reduced profits in prior periods, our strength today is the result.  Our return on equity levels remain among the leaders in our industry.”

Results for the first nine months of 2007 include net trading gains of $0.9 million, compared to net trading losses of $0.2 million in the first nine months of 2008.  Results for the third quarter of 2008 included net trading gain of $14 thousand, compared to $0.3 million of gains in the third quarter of 2007.

TrustCo continued to report solid growth in both deposits and loans on a year-over-year basis. For the nine months ended September 30, 2008, average deposits were up $127 million, an increase of 4.3% compared to the first nine months of 2007.  Average loans showed even stronger growth, rising $162 million or 8.9% for the first nine months of 2008 compared to the same period in 2007.  During the third quarter of 2008, TrustCo’s branch network expanded to 118.  Six offices were opened in the third quarter of 2008 and a total of eleven offices have been opened this year.  Current plans call for the expansion program to continue in 2008 with new branches planned in the markets currently served.  Mr. McCormick noted that, “We are pleased with the results of our expansion program but are mindful that achieving our goals will take time and continued hard work.”

The Company’s net interest margin was 3.04% for the third quarter of 2008, compared to 2.87% for the second quarter of 2008 and to 3.10% for the third quarter of 2007.  Net income was also impacted by a loan loss provision of $1.0 million for the third quarter of 2008, compared to a zero provision in the third quarter of 2007 and a provision of $0.7 million for the second quarter of 2008.

Nonperforming loans continue at low levels and reserve coverage of those loans remains strong.  At September 30, 2008, nonperforming loans were equal to 1.11% of total loans, while the allowance for loan losses was 1.5 times nonperforming loans.  The allowance was equal to 1.68% of gross loans.

TrustCo Bank Corp is a $3.4 billion bank holding company and through its subsidiary, Trustco Bank, operates 118 offices in New York, New Jersey, Vermont, Massachusetts, and Florida.

In addition, the Bank operates a full service Trust Department.  The common shares of TrustCo are traded on The NASDAQ Global Select Market under the symbol TRST.

Except for the historical information contained herein, the matters discussed in this news release and other information contained in TrustCo’s Securities and Exchange Commission filings may express “forward-looking statements.”  Those “forward-looking statements” may involve risk and uncertainties, including statements containing future events or performance and assumptions and other statements of historical facts.

TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.  The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results, and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  (1) credit risk, (2) interest rate risk, (3) competition, (4) changes in the regulatory environment, (5) real estate and collateral values, and (6) changes in local market areas and general business and economic trends.  The foregoing list should not be construed as exhaustive, and the Company disclaims any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events.

TRUSTCO BANK CORP NY
GLENVILLE, NY	Page 8

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)
	Three Months Ended
	09/30/08		06/30/08	09/30/07
Summary of operations
Net interest income (TE)	$25,292		24,212	25,314
Provision for loan losses	1,000		700	-
Net securities transactions	21		784	226
Net trading gains (losses)	14		(960)	305
Noninterest income	4,759		4,113	4,220
Noninterest expense	14,726		14,347	13,597
Net income	9,034		8,469	10,640

Per common share
Net income per share:
- Basic	$0.119		0.112	0.142
- Diluted	0.119		0.112	0.141
Cash dividends	0.110		0.110	0.160
Tangible Book value at period end	3.17		3.16	3.12
Market price at period end	11.71		7.42	10.93

At period end
Full time equivalent employees	696		688	649
Full service banking offices	118		112	105

Performance ratios
Return on average assets	1.05%		0.99	1.26
Return on average equity (1)	15.41		14.72	18.45
Efficiency (2)	48.99		51.01	45.99
Net interest spread (TE)	2.74		2.54	2.66
Net interest margin (TE)	3.04		2.87	3.10
Dividend payout ratio	92.36		98.29	113.02

Capital ratios at period end (3)
Total equity to assets	6.91%		6.73	6.93
Tier 1 risk adjusted capital	12.62		12.87	13.44
Total risk adjusted capital	13.88		14.13	14.70

Asset quality analysis at period end
Nonperforming loans to total loans	1.11%		0.99	0.46
Nonperforming assets to total assets	0.71		0.63	0.27
Allowance for loan losses to total loans	1.68		1.73	1.82
Coverage ratio (4)	1.5	X	1.8	3.9

(1)	Average equity excludes the effect of accumulated other comprehensive income (loss).
(2)
Calculated as noninterest expense (excluding other real estate owned income/expense, specialized consulting and any one-time charges) divided by taxable equivalent net interest income plus noninterest income (excluding net securities transactions, net trading gains and losses and one-time income items).

(3)	Capital ratios exclude the effect of accumulated other comprehensive income (loss).
(4)	Calculated as allowance for loan losses divided by total nonperforming loans.
TE = Taxable equivalent.

FINANCIAL HIGHLIGHTS, Continued	Page 9

(dollars in thousands, except per share data)
(Unaudited)
	Nine Months Ended
	09/30/08	09/30/07
Summary of operations
Net interest income (TE)	$74,654	74,573
Provision for loan losses	2,000	-
Net securities transactions	439	229
Net trading (losses) gains	(229)	906
Noninterest income	13,062	12,310
Noninterest expense	43,637	39,761
Net income	26,930	31,061

Per common share
Net income per share:
- Basic	$0.356	0.414
- Diluted	0.356	0.413
Cash dividends	0.330	0.480
Tangible Book value at period end	3.17	3.12
Market price at period end	11.71	10.93

Performance ratios
Return on average assets	1.05%	1.27
Return on average equity (1)	15.53	18.07
Efficiency (2)	49.65	45.22
Net interest spread (TE)	2.65	2.67
Net interest margin (TE)	3.00	3.11
Dividend payout ratio	92.74	115.91

(1)	Average equity excludes the effect of accumulated other comprehensive income (loss).
(2)
Calculated as noninterest expense (excluding other real estate owned income/expense, specialized consulting and any one-time charges) divided by taxable equivalent net interest income plus noninterest income (excluding net securities transactions, net trading gains and losses and one-time income items).

TE = Taxable equivalent.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION	Page 10

(dollars in thousands)
(Unaudited)
	09/30/08	12/31/07	09/30/07

ASSETS

Loans, net	$2,051,007	1,900,263	1,876,753
Trading securities	252,879	465,151	450,513
Securities available for sale	524,480	578,892	580,099
Held to maturity securities	110,688	15,000	25,000
Federal funds sold and other short-term investments	340,627	286,764	274,396

Total earning assets	3,279,681	3,246,070	3,206,761

Cash and due from banks	61,725	58,156	48,275
Bank premises and equipment	32,840	29,193	28,656
Other assets	54,026	44,132	57,495

Total assets	$3,428,272	3,377,551	3,341,187

LIABILITIES
Deposits:
Demand	$258,461	262,863	258,978
Interest-bearing checking	317,568	293,027	275,839
Savings	598,349	609,064	619,251
Money market	287,285	341,790	358,131
Certificates of deposit (in denominations of $100,000 or more)	415,100	390,328	370,990
Other time deposits	1,176,279	1,123,226	1,101,221

Total deposits	3,053,042	3,020,298	2,984,410

Short-term borrowings	110,221	92,220	93,865
Long-term debt	5	29	36
Other liabilities	23,886	27,936	28,060

Total liabilities	3,187,154	3,140,483	3,106,371

SHAREHOLDERS' EQUITY	241,118	237,068	234,816

Total liabilities and shareholders' equity	$3,428,272	3,377,551	3,341,187

Number of common shares outstanding, in thousands	75,867	75,326	75,140

CONSOLIDATED STATEMENTS OF INCOME	Page 11

(dollars in thousands, except per share data)
(Unaudited)
	Three Months Ended
	09/30/08	06/30/08	09/30/07

Interest income
Loans	$31,066	30,030	$31,039
Investments	8,988	8,990	12,851
Federal funds sold and other short term investments	1,999	3,037	4,949

Total interest income	42,053	42,057	48,839

Interest expense
Deposits	16,871	18,135	23,342
Borrowings	483	449	942

Total interest expense	17,354	18,584	24,284

Net interest income	24,699	23,473	24,555

Provision for loan losses	1,000	700	-

Net interest income after provision for loan losses	23,699	22,773	24,555

Net securities transactions	21	784	226
Trading gains (losses)	14	(960)	305
Noninterest income	4,759	4,113	4,220
Noninterest expense	14,726	14,347	13,597

Income before income taxes	13,767	12,363	15,709
Income tax expense	4,733	3,894	5,069

Net income	$9,034	8,469	$10,640

Net income per share:
- Basic	$0.119	0.112	$0.142
- Diluted	$0.119	0.112	$0.141

Avg equivalent shares outstanding, in thousands:
- Basic	75,833	75,675	75,166
- Diluted	75,845	75,677	75,267

CONSOLIDATED STATEMENTS OF INCOME	Page 12

(dollars in thousands, except per share data)
(Unaudited)
	Nine Months Ended
	09/30/08	09/30/07

Interest income
Loans	$91,880	89,236
Investments	29,532	37,188
Federal funds sold and other short term investments	8,017	15,244

Total interest income	129,429	141,668

Interest expense
Deposits	55,351	66,485
Borrowings	1,508	2,925

Total interest expense	56,859	69,410

Net interest income	72,570	72,258

Provision for loan losses	2,000	-

Net interest income after provision for loan losses	70,570	72,258

Net securities transactions	439	229
Trading (losses) gains	(229)	906
Noninterest income	13,062	12,310
Noninterest expense	43,637	39,761

Income before income taxes	40,205	45,942
Income tax expense	13,275	14,881

Net income	$26,930	31,061

Net income per share:
- Basic	$0.356	0.414
- Diluted	$0.356	0.413

Avg equivalent shares outstanding, in thousands:
- Basic	75,672	75,054
- Diluted	75,680	75,130